Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference into this Registration Statement of San Joaquin Bancorp pertaining to the San Joaquin Bancorp Stock Option Plan and the San Joaquin Bancorp 1999 Stock Incentive Plan of our report dated February 3, 2006, with respect to the consolidated financial statements of San Joaquin Bank, predecessor to San Joaquin Bancorp included in its Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Federal Deposit Insurance Corporation.

/s/ Burt H. Armstrong
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    Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation
Bakersfield, California
August 14, 2006